                                                                   EXHIBIT  23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 19, 1995, except as to Notes F and G which are as of November 17, 1995, which appears as Exhibit 23.3 of Parametric Technology Corporation's Annual Report on Form 10-K for the year ended September 30, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 17 of such Annual Report on Form 10-K.



/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP



Boston, Massachusetts
January 20, 1998


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